UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

pennsylvania

(State or other jurisdiction of incorporation)

0-15536	23-2428543
(Commission File Number)	(IRS Employer Identification No.)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (717) 747-1519

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 17, 2022, Codorus Valley Bancorp, Inc. (the “Company”) issued a press release, a copy of which is filed as Exhibit 99.1.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's shareholders in connection with the Company's 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting"). The Company intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company's definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company's directors and executive officers in the Company's securities. Information regarding subsequent changes to their holdings of the Company's securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company's website at https://ir.peoplesbanknet.com/ or through the SEC's website at www.sec.gov. Information can also be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at https://ir.peoplesbanknet.com/.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of Codorus Valley Bancorp, Inc., dated March 17, 2022

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: March 17, 2022	By:	/s/ Larry D. Pickett
Larry D. Pickett
Treasurer
(Principal Financial and Accounting Officer)

Exhibit 99.1

Codorus Valley Bancorp Issues Statement Regarding Recent Settlement Discussions with Driver Management

Management has the unanimous support of Codorus Valley Bancorp's Board of Directors

YORK, Pa., Mar. 17, 2022 - Codorus Valley Bancorp, Inc. ("Codorus Valley" or the "Corporation") (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company ("PeoplesBank"), today disclosed its attempts to engage in good faith settlement discussions with Driver Management Company LLC ("Driver"), despite Driver's campaign of promoting numerous misinformed accusations against the Corporation's Board of Directors (the "Board") and management.

Since Driver began campaigning in May 2021, the Board and management have continuously engaged in discussions to understand the basis for Driver's criticisms, believing that shareholders should have the opportunity to speak directly with their representatives in the boardroom. When it became clear that Driver intended to wage a proxy contest to replace directors, we also sought to find common ground to avoid the costs and excessive disruption of a contested election. Regrettably, Driver has rebuffed all constructive attempts and, instead, has demanded the immediate removal of our President & CEO, Craig Kauffman, who began his tenure as CEO several months ago, as well as the immediate sale of the Corporation, a demand Driver has repeated throughout its campaign.

The Board recognizes the importance of fully evaluating all options. These options include transaction opportunities, to ensure the Company is on the best path to maximize value for shareholders. We regularly review our strategic options and are well advised on valuation and market conditions by third-party advisors, including our financial advisor, Keefe Bruyette & Woods, A Stifel Company ("KBW"), a leading independent investment bank. As part of our ongoing review, we have requested on several occasions that Driver share information it may have about transaction opportunities so that the Board could consider them independently and objectively with its advisors, including KBW. Driver has repeatedly declined to do so.

Driver's attempts to pressure the Board into an immediate sale and its complete dismissal of the Corporation's ongoing operating strategy are counterproductive, making it clear that Driver's interests are not aligned with those of other shareholders.

Despite these attacks, we have continued to engage in good faith settlement discussions with Driver for the benefit of our organization, shareholders and other key stakeholders. Indeed, we proposed to Driver a reasonable cooperation framework, consistent with terms it initially requested, including a board representative and a commitment to consider Driver's input on continuing to align executive compensation with performance. Driver summarily rejected our last proposal with no counteroffer.

Driver's actions and behavior during what has proven to be a one-party negotiation confirm its brand of value-destructive activism. As a result, Driver appears intent to wage a proxy contest to replace our Chair and CEO, which would be highly disruptive to our business, shareholders and the communities we serve.

Our Board and management remain focused on delivering long-term value. We are confident in the trajectory of the Corporation under our new leadership as we strive to become the "bank of choice" for individuals and small- and medium-sized businesses in our target market area.

ABOUT CODORUS VALLEY BANCORP, INC.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Additional information can be found on PeoplesBank’s website at www.peoplesbanknet.com. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol CVLY.

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IMPORTANT ADDITIONAL INFORMATION

The Corporation, its directors and certain of its executive officers are participants in the solicitation of proxies from the Corporation's shareholders in connection with the Corporation's 2022 Annual Meeting of Shareholders (the "2022 Annual Meeting"). The Corporation intends to file a definitive proxy statement and a BLUE proxy card with the Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Corporation's shareholders. SHAREHOLDERS OF THE CORPORATION ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Corporation's definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Corporation's directors and executive officers in the Corporation's securities. Information regarding subsequent changes to their holdings of the Corporation's securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Corporation's website at https://ir.peoplesbanknet.com/ or through the SEC's website at www.sec.gov. Information can also be found in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Corporation's website at https://ir.peoplesbanknet.com/.

Shareholder Contact

Morrow Sodali

Mike Verrechia/Bill Dooley

(800) 662-5200

CVLY@info.morrowsodali.com

Media Contact

Prosek Partners

Brian Schaffer

bschaffer@prosek.com

Joel Henry

jhenry@prosek.com